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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT
                   NAME -- STATE OF INCORPORATION OR FORMATION


COMPANY                                   STATE OF INCORPORATION OR FORMATION
-------                                   -----------------------------------
American Down and Textile, LLC                         Delaware
Brawn of California, Inc.                              California
Clearance World Outlets, LLC                           Delaware
D.M. Advertising, LLC                                  Delaware
Domestications, LLC                                    Delaware
Gump's By Mail, Inc.                                   Delaware
Gump's Corp.                                           California
Hanover Company Store, LLC                             Delaware
Hanover Gifts, Inc.                                    Virginia
Hanover Home Fashions Group, LLC                       Delaware
Hanover Realty, Inc.                                   Virginia
Keystone Internet Services, LLC                        Delaware
LaCrosse Fulfillment, LLC                              Delaware
Scandia Down, LLC                                      Delaware
Silhouettes, LLC                                       Delaware
The Company Office, Inc.                               Delaware
The Company Store Factory, Inc.                        Delaware
The Company Store Group, LLC                           Delaware
The Horn & Hardart Company, Inc.                       New York
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